SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

500 East Broward Boulevard

Fort Lauderdale, FL 33394

YOUR VOTE IS IMPORTANT!

Dear Shareholder:

The Annual Meeting of Shareholders of Templeton Russia and East European Fund, Inc. (the “Fund”) has been adjourned until September 26, 2008 to allow shareholders additional time to vote on Proposal 2. The Fund’s records indicate that we have not received your vote. We urge you to vote your proxy now. Additional solicitations are costly and time-consuming. If you have any questions about the Proposal, you may call D.F. King & Co., Inc. (“D.F. King”), the Fund’s proxy solicitation firm, toll free at 800-848-2998. You may receive a call from a representative of the Fund’s proxy solicitation firm encouraging you to vote. When you provide instructions by phone, D.F. King will be authorized to deliver your voting instructions on your behalf. Duplicate copies of the Fund’s proxy statement also can be obtained from D.F. King.

After careful consideration, the Fund’s Board of Directors concluded that Proposal 2 is in the best interest of the Fund and unanimously recommends that you vote “FOR” Proposal 2. To date, the Fund has not received the number of votes necessary to approve Proposal 2, which is why your vote is so important. Please choose among the following easy options to submit your voting instructions today:

1.	Vote by Touch-Tone Telephone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed voting instruction form and following the instructions. Please have your proxy materials, including the control number on your voting instruction form, available.

2.	Vote via the Internet. You may cast your vote by logging onto the Internet address located on the enclosed voting instruction form and following the directions on the Web site. Please have your proxy materials, including the control number on your voting instruction form, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form in the postage-prepaid return envelope provided.

If you have further questions regarding the proposals or the voting process, do not hesitate to call D.F. King at (800) 848-2998.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.